EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

            As independent public accountants, we consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 14, 1997, included in Oceaneering International, Inc.'s Form 10-K for the year ended March 31, 1997 and to all references to our Firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP

Houston, Texas
September 8 , 1997